RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made by and between World Fuel Services Corporation, a Florida corporation (the “Company”), and the employee named below (the “Employee”).

RECITALS. The Board of Directors of the Company has adopted and approved the Company’s 2001 Omnibus Plan (the “Plan”) for the purpose of providing incentives and compensation to the key employees of the Company. The Company and the Employee wish to set forth their understanding with respect to the Employee’s right to receive restricted shares of the Company’s common stock in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Award. Subject to and upon the terms and conditions set forth in this Agreement, and in consideration for the Employee’s performance of services for the Company or a wholly-owned subsidiary of the Company (“Subsidiary”), the Compensation Committee (the “Committee”) of the Board of Directors has awarded the Employee shares (the “Restricted Shares”) of the Company’s common stock, par value US$0.01 per share (the “Common Stock”), as described in the award letter attached hereto and made a part hereof (the “Award Letter”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Award Letter. In the event of any conflict between this Agreement and the Award Letter, the terms of the Award Letter shall control.

2. Vesting and Forfeiture of Shares.

(a) Subject to the provisions of this Section 2, the Restricted Shares shall vest as set forth in the Award Letter. Upon vesting, the Restricted Shares shall become unrestricted and the Employee shall become the owner of such Restricted Shares free of the restrictions set forth herein.

(b) The Restricted Shares shall immediately vest upon the occurrence of a Change of Control of the Company while the Employee is employed by the Company or any Subsidiary. In the event that the Employee’s employment with the Company or any Subsidiary is terminated due to Employee’s death or Disability [the Restricted Shares granted hereby will immediately vest] [a prorated portion of the Restricted Shares shall be vested (to the extent not previously vested) in such manner as shall be determined by the Compensation Committee after taking into account the extent to which, as of the date of termination, the applicable performance cycles have elapsed and the applicable performance measures have been achieved]. In the event that the Employee’s employment is terminated by the Company and the Subsidiaries for any reason other than Cause or the Participant’s death or Disability [the Restricted Shares granted hereby will immediately vest] [a prorated portion of the Restricted Shares shall be vested (to the extent not previously vested) in such manner as shall be determined by the Compensation Committee after taking into account the extent to which, as of the date of termination, the applicable performance cycles have elapsed and the applicable performance measures have been achieved].

(c) In the event Employee’s employment with the Company is terminated by the Company for Cause, or if Employee terminates his employment for any reason other than death or Disability, Employee shall forfeit all Restricted Shares which have not vested prior to the date of termination.

(d) Notwithstanding the provisions of this Section 2, if Employee is party to an Employment Agreement with the Company or a Subsidiary, the vesting and forfeiture of the Restricted Shares will be governed by the terms of such Employment Agreement applicable to any equity awards granted thereunder, which terms shall control over any contrary provisions contained herein.

3. Stock Certificates.

(a) The Restricted Shares to be granted under this Agreement shall be evidenced by stock certificates to be issued in the name of the Employee.

(b) The stock certificates evidencing the Restricted Shares shall be held by the Company in escrow, together with stock powers with respect thereto, signed in blank by Employee. The Company shall hold the stock certificates until the earlier of: (i) the forfeiture of the Restricted Shares; or (ii) the vesting of the Restricted Shares pursuant to this Agreement. If Restricted Shares are forfeited under the terms of this Agreement, the Company shall cancel the stock certificates related to such Restricted Shares. Subject to Section 6 hereof, in the event that Restricted Shares vest pursuant to this Agreement, the Company shall promptly deliver to the Employee the stock certificates and stock powers held in escrow with respect to the Restricted Shares that have vested.

4. Privileges of Stock Ownership. Employee may not, directly or indirectly, sell, pledge or otherwise transfer any unvested Restricted Shares, except upon the Employee’s death. Prior to vesting of the Restricted Shares, and so long as Employee has not forfeited such shares as provided herein, Employee shall be entitled to vote the Restricted Shares and receive and retain all cash dividends paid thereon. However, any additional Common Stock or other securities (“Additional Shares”) issued with respect to the unvested Restricted Shares, as a result of a recapitalization, stock split, stock dividend or similar transaction, shall be held by the Company, added to any Restricted Shares then held in escrow, and shall vest at the same time as the Restricted Shares giving rise to such Additional Shares.

5. Compliance with Laws and Regulations. Employee acknowledges and agrees that the Company has filed a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “1933 Act”) to register the Restricted Shares under the 1933 Act. Employee acknowledges receipt of the Prospectus prepared by the Company in connection with the Registration Statement.

6. Taxes. On or prior to the date that all (or any portion) of the Restricted Shares vest, the Employee shall remit to the Company an amount sufficient to satisfy all federal, state, local and foreign withholding or other applicable taxes. No certificate for any Restricted Shares which have vested will be delivered to the Employee until the foregoing obligation has been satisfied. The Company may, at its option, permit the Employee to satisfy his obligations under this Section 6, by tendering to the Company a portion of the Restricted Shares. In the event the Employee fails to satisfy his obligations under this Section 6, the Employee agrees that the Company shall have the right to satisfy such obligations on the Employee’s behalf by taking any one or more of the following actions (such actions to be in addition to any other remedies available to the Company): (1) withhold payment of salary, bonus or any other amount payable to the Employee (e.g. expense reimbursements), (2) sell all or a portion of the Restricted Shares in the open market, or (3) withhold and cancel all or a portion of the Restricted Shares. Any acquisition of Restricted Shares by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of this Agreement.

7. Stock Retention Policy. The Employee understands that the Committee has adopted a policy that requires the Employee to retain ownership of half (50%) of the Restricted Shares acquired by Employee hereunder (net of the number of Restricted Shares which would need to be sold to satisfy any applicable taxes owed upon vesting), for a period of five (5) years after vesting of such Restricted Shares. The Employee agrees to comply with such policy, and any modifications thereof that may be adopted by the Committee from time to time.

8. Employment. Nothing in this Agreement shall be deemed to grant any right of continued employment to the Employee or to limit or waive any right of the Company or Subsidiary, as the case may be, to terminate the Employee’s employment at any time with or without cause.

9. Miscellaneous. This Agreement and the Award Letter constitute the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract, executed by a duly authorized member of the Committee. The Employee shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform Employee’s obligations hereunder.

IN WITNESS WHEREOF, the Employee has executed this Agreement as of the date of the Award Letter.

EMPLOYEE:

Signature:

Print Name:

3